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                                                                  EXHIBIT 10.55


                          SUBLICENSE AGREEMENT BETWEEN
                  HYUNDAI ELECTRONICS INDUSTRIES CO., LTD., AND
                               MAXTOR CORPORATION

This Sublicense Agreement, with an Effective Date of January 1, 1996, between Hyundai Electronics Industries Co. Ltd. (HEI), a corporation of the Republic of Korea, and Maxtor Corporation (Maxtor), a Delaware corporation, a subsidiary of HEI.

Whereas:

          HEI is licensed under certain patent rights owned by International Business Machines Corporation (IBM) by an Agreement (the IBM Agreement) effective January 1, 1996.

          The IBM Agreement was amended through an Amendment (the IBM Amendment) dated March ___, 1998, effective January 1, 1996.

          The IBM Amendment provides, inter alia, that IBM will accept certain payments from Maxtor.

          HEI desires to grant, and MAXTOR desires to obtain, a sublicense under certain rights granted to HEI under the Agreement.

Now, therefore, HEI and Maxtor agree as follows:

1. In accordance with section 2.7 of the IBM Agreement, HEI hereby grants to Maxtor a sublicense under the rights granted to HEI by IBM under sections 2.1, 2.2, 2.3, and 2.4 of the IBM Agreement, and Maxtor agrees to accept such sublicense, subject to all other applicable terms and conditions of the IBM Agreement. Maxtor also agrees to and agrees to be bound by all other terms and conditions of the IBM Agreement including, in particular, Section 2.8 hereof.

2. In partial consideration of the sublicense granted herein, Maxtor shall make the payments specified in Section 4.1(a) of the IBM Agreement, as amended by the IBM Amendment in the manner specified in Section 6.1 of the IBM Agreement, as amended by the IBM Amendment.

3. Except as provided below, in the event that Maxtor shall fail to pay any one or more of the installment payments of Section 4.1(a) of the IBM agreement, and HEI pays any such installment under Section 4.2 of the IBM Agreement, as amended, upon notice to Maxtor, Maxtor shall, within 30 days of such notice, reimburse HEI for such installments together with any interest thereto paid by HEI, via wire transfer to an account designated by HEI.

4. HEI agrees that one of the three opportunities to exercise the provisions of
Section 2.12 of the IBM Agreement, as amended, will be reserved for use in the event that (a) Maxtor ceases to be a Subsidiary of HEI, whether through sale of Maxtor stock to the public or through acquisition of all or a portion of the assets or stock of Maxtor by a third party and (b) the provisions of section
2.12 of the IBM Agreement, as amended, are otherwise applicable. At






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Maxtor's request, HEI agrees to cooperate with the Recipient (as defined in of
Section 2.12 of the IBM Agreement, as amended) to effectuate the provisions of
Section 2.12 of the IBM Agreement, as amended. HEI agrees that, if it exercises one or both of the other two opportunities pursuant to Section 2.12 of the IBM Agreement, as amended, the transferred field(s) transferred to such Recipient(s) shall not include Rotating Memory Products, except that such transferred field(s) may include (a) RAID (but only to the extent such transferred field has been transferred to another Recipient at the time of such a request by Maxtor) and/or (b) Thin Film Media (but only to the extent that (i) MMC, or an assignee or successor of MMC, is not owned or controlled by Maxtor at the time of such a request by Maxtor or (ii) such field has been transferred to either MMC or an entity acquiring substantially all assets of MMC as a Recipient). In the event that one of the opportunities to exercise the provisions of Section 2.12 of the IBM agreement, as amended, is used with respect to Maxtor, Maxtor's obligation to make the payments referred to in Section 2 and 3 hereof shall continue until termination of this Agreement as provided herein.

5. HEI shall have the right to terminate the sublicenses granted in Section 1 in the event Maxtor ceases to be a Subsidiary of HEI within the meaning of Section
1.33 of the IBM Agreement or upon the failure of Maxtor to make any or all of the payments referred to in Section 2 and 3 hereof.

6. In the event that IBM elects to accelerate payments under Section 4.3(a) of the IBM Agreement, as amended, Maxtor's obligation to make the payments referred t in Sections 2 and 3 hereof at he times indicated shall continue, except that all payments becoming due after the date of such election by IBM shall be paid to HEI rather than to IBM. In he event that the licenses granted to HEI under the IBM Agreement, as amended, are terminated pursuant to section 4.3(b) thereof, Maxtor's obligation to make any payments referred to in Sections 2 and 3 hereof that are due after the date of such termination, shall cease.

7. In the event that HEI's obligations to make payments to IBM under the IBM Agreement, as amended, cease, whether by termination or amendment thereof, Maxtor's obligations to make payments hereunder shall similarly cease., In the event that HEI's obligations to make payments to IBM under the IBM Agreement as amended, are reduced by agreement between HEI and IBM, and such reductions are made in recognition of changed positions of HEI and/or IBM regarding either licensed patents or business relating to Rotating Memories (as defined in Section 1.24 of the IBM Agreement), the payments required to be made hereunder by Maxtor shall be reduced accordingly, but only to the extent any such reduction(s) of HEI's payment obligations are made in recognition of changed positions of HEI and/or IBM regarding either patents or business relating to Rotating Memories (as defined in Section 1.24 of the IBM agreement).

8. Except as provided in Section 6 and 7 hereof, Maxtors obligation to make the payments to IBM referred to in sections 2 and 3 hereof shall cease or be reduced only upon the mutual agreement of the parties.

9. Except as otherwise specifically provided herein this agreement shall be subject to the terms and terms and conditions of the IBM Agreement, as amended, as well as any future





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amendments thereof. HEI agrees to notify Maxtor of any future amendments of the
IBM Agreement, prior to the execution thereof, and any such amendment which affects the scope of the rights sublicensed hereunder to Maxtor shall be subject to Maxtor's approval, which approval shall not be unreasonably withheld.

10. otices and other communications shall be sent by facsimile and by registered or certified mail to the following addresses and shall be effective upon mailing:

For HEI:                                        For Maxtor:

Senior Manager, Patent Dept.                    General Counsel and Secretary
Hyundai Electronics Ind. Co., Ltd.              MAXTOR CORPORATION
12th Floor Hyundai Jeonja Building              2190 Miller Drive
66 Cheoksoon-dong, Chongro ku                   Longmont, CO 80501
Seoul, Korea                                    USA
Facsimile: 011-82-2733-2145                     Facsimile: 001 1(303)678-3111

11. This Agreement shall be construed in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York.



Agreed to:                                      Agreed to:

HYUNDAI ELECTRONICS INDUSTRIES CO., LTD.        MAXTOR CORPORATION


By: /s/ C.S. Chung                              By: /s/ Glenn H. Stevens
    -----------------------------                   ---------------------------
             C.S. Chung, Director



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